Exhibit 3.3

Fairway Group Holdings Corp.

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Fairway Group Holdings Corp., a Delaware corporation, hereby certifies as follows.

1.                                      The name of the corporation is Fairway Group Holdings Corp.  The date of filing of its original Certificate of Incorporation with the Secretary of State was September 29, 2006, under the name Fairway Group Holdings Corp.

2.                                      The Second Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended and/or restated, has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: April 12, 2013	FAIRWAY GROUP HOLDINGS CORP.

	By:	/s/ William E. Sanford

	Name:	William E. Sanford

	Title:	President

EXHIBIT A

FAIRWAY GROUP HOLDINGS CORP.

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

ARTICLE I  NAME

The name of the corporation is Fairway Group Holdings Corp.

ARTICLE II  AGENT FOR SERVICE OF PROCESS

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, 19808.  The name of the registered agent of the corporation at that address is Corporation Service Company.

ARTICLE III  PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“General Corporation Law”).

ARTICLE IV  AUTHORIZED STOCK

1.                                      Total Authorized.

The total number of shares of all classes of capital stock that the corporation has authority to issue is 186,000,000 shares, consisting of: 150,000,000 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), 31,000,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which forty three thousand fifty eight (43,058) shares have been designated as Series A Preferred Stock (the “Series A Preferred Stock”) and sixty four thousand eighteen (64,018) shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Senior Preferred Stock”).  The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.                                      Reclassification and Subdivision of Outstanding Common Stock.

Immediately upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each one (1) share of common stock issued and outstanding immediately prior to the Effective

Time shall be, and is automatically, reclassified as and subdivided into (without any further action by the corporation or the holder thereof) 118.5790 shares of Class A Common Stock (the “Stock Split”).  Each stock certificate that immediately prior to the date hereof represented shares of common stock (the “Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of common stock represented by the Old Certificate shall have been reclassified and subdivided pursuant to the Stock Split.  The corporation shall not be obligated to issue new stock certificates evidencing the number of shares of Class A Common Stock represented by each stock certificate as a result of the Stock Split unless and until the Old Certificates are either surrendered to the corporation for transfer, or the holder of such Old Certificates notifies the corporation that such Old Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such Old Certificates.

3.                                      Rights, Preferences and Restrictions of Senior Preferred Stock.

The rights, preferences, privileges and restrictions granted to and imposed on the Senior Preferred Stock are as set forth below in this Section 3 of this ARTICLE IV.  Capitalized terms used in this Section 3 and not otherwise defined shall have the meanings set forth in Section 3.8 of this ARTICLE IV below.

3.1                               Rank.

(a)                                       The Senior Preferred Stock shall, with respect to dividend distributions, redemptions and distributions of assets and rights upon the liquidation, winding up and dissolution of the corporation (including any Liquidation Event), whether voluntary or involuntary, rank senior to (i) all classes of common stock of the corporation (including, without limitation, the Common Stock), and (ii) each other class or series of Capital Stock of the corporation hereafter created, each of which shall expressly provide that it ranks junior to the Senior Preferred Stock with respect to redemption, dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the corporation, including any Liquidation Event (any such Capital Stock, together with the Common Stock, the “Junior Stock”).

(b)                                       The Series A Preferred Stock shall, with respect to dividend distributions, redemptions and distributions of assets and rights upon the liquidation, winding up and dissolution of the corporation, whether voluntary or involuntary, rank senior to the Series B Preferred Stock.

3.2                               Dividends.

(a)                                       From and after the date of issuance of any shares of Series A Preferred Stock, dividends at an annual rate of $150 per share (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series A Preferred Stock) shall (i) accrue on a daily basis until paid, (ii) be cumulative, whether or not earned or declared, (iii) be compounded quarterly from the date of issuance of such share and (iv) be payable when declared by the Board of Directors.

(b)                                       From and after January 18, 2007, the date of issuance of the shares of Series B Preferred Stock, dividends at an annual rate of $140 per share (subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or similar event involving the Series B Preferred Stock) shall (i) accrue on a daily basis until paid, (ii) be cumulative, whether or not earned or declared, (iii) be compounded quarterly from the date of issuance of such share and (iv) be payable when declared by the Board of Directors.

(c)                                        All dividends accrued with respect to shares of Series A Preferred Stock pursuant to Section 3.2(a) of this ARTICLE IV shall be accrued pro rata and in like manner to all of the holders entitled thereto, and shall be paid prior to the payment of any dividend or other distribution (by redemption, repurchase or otherwise) on shares of Series B Preferred Stock or any Junior Stock.  All dividends accrued with respect to shares of Series B Preferred Stock pursuant to Section 3.2(b) of this ARTICLE IV shall be accrued pro rata and in like manner to all of the holders entitled thereto, and shall be paid prior to the payment of any dividend or other distribution (by redemption, repurchase or otherwise) on shares of any Junior Stock.  No dividend or other distribution may be paid on any securities of the corporation ranking pari passu with the Senior Preferred Stock unless such dividend or other distribution also is paid on a pro rata basis to holders of the Senior Preferred Stock.

(d)                                       Dividends accrued on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 365- or 366-day year and the actual number of days elapsed in the period for which accruable.

(e)                                        The corporation may, from time to time, pay all or any portion of accrued but unpaid dividends on the Senior Preferred Stock; provided that no payment of dividends shall be made on any shares of Series B Preferred Stock until all accrued but unpaid dividends have been paid on all outstanding shares of Series A Preferred Stock; and provided further that any such payment shall be to the holders of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, pro rata in proportion to the amount of accrued but unpaid dividends on the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, owned by each of them.

3.3                               Liquidation.

(a)                                       In the event of any voluntary or involuntary liquidation, winding up or dissolution of the corporation (including any Liquidation Event), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the corporation legally available for distribution to its stockholders, an amount of cash equal to the sum of the Series A Liquidation Value per share, before any payment shall be made or any assets distributed to the holders of any shares of Series B Preferred Stock or Junior Stock. After payment of the amounts provided for in the preceding sentence, holders of the Series A Preferred Stock shall not be entitled to any further distribution with respect to the shares of Series A Preferred Stock in the event of any liquidation, winding up or dissolution of the corporation.

(b)                                       Subject to the prior and superior rights of the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, winding up or dissolution of the corporation (including any Liquidation Event), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the corporation legally available for distribution to its stockholders, an amount of cash equal to the sum of the Series B Liquidation Value per share, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock.  After payment of the amounts provided for in the preceding sentence, holders of the Series B Preferred Stock shall not be entitled to any further distribution with respect to the shares of Series B Preferred Stock in the event of any liquidation, winding up or dissolution of the corporation.

(c)                                        All consideration payable to the stockholders of the corporation in connection with any Liquidation Event, or all consideration payable by an acquiring entity to the corporation and available for distribution to its stockholders, together with all other available assets of the corporation, in connection with any Liquidation Event, shall be, as applicable, paid by the acquiring entity to the holders of, or distributed by the corporation in redemption (out of funds legally available therefor) of, the Senior Preferred Stock and any other Capital Stock of the corporation in accordance with the preferences and priorities set forth in this Section 3.3 of this ARTICLE IV, with such preferences and priorities specifically intended to be applicable in any such Liquidation Event as if such transaction were a dissolution of the corporation.  In furtherance of the foregoing, the corporation shall take such actions as are necessary to give effect to the provisions of this Section 3.3 of this ARTICLE IV, including without limitation, causing the definitive agreement relating to such Liquidation Event to provide for a rate at which the shares of Senior Preferred Stock are converted into or exchanged for cash, new securities and/or other property to reflect the distribution provisions of this Section 3.3 of this ARTICLE IV, or to otherwise provide for such consideration to be allocated in a manner consistent with the provisions of this Section 3.3 of this ARTICLE IV.  The corporation promptly shall provide to the holders of shares of Senior Preferred Stock such information concerning the terms of such Liquidation Event and the value of the assets of the corporation as reasonably may be requested by the holders of Senior Preferred Stock.  The amount deemed distributed to the holders of Senior Preferred Stock upon any such transaction shall be the cash or the fair market value of the property, rights or securities distributed to such holders by the corporation or the acquiring Person, firm or other entity, as applicable.

(d)                                       If, upon any Liquidation Event, the assets of the corporation legally available for distribution to the holders of the Senior Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case (including all accrued and unpaid dividends thereon), then all of the assets available for distribution to the holders of the Senior Preferred Stock shall be distributed among and paid to the holders of Senior Preferred Stock as follows:

(i)                                     First, to the holders of the Series A Preferred Stock, ratably in proportion to the number of shares of Series A Preferred Stock held by each holder, until the holders of the Series A Preferred Stock have received the full Series A Liquidation Value for each share of Series A Preferred Stock; and

(ii)                                  Thereafter, to the holders of the Series B Preferred Stock, ratably in proportion to the number of shares of Series B Preferred Stock held by each holder,

until the holders of the Series B Preferred Stock have received the full Series B Liquidation Value for each share of Series B Preferred Stock.

Not less than fifteen (15) days prior to the payment date stated therein, the corporation shall mail written notice of any such Liquidation Event to each record holder of Senior Preferred Stock, setting forth in reasonable detail, to the extent known, the amount of proceeds to be paid with respect to each share of Senior Preferred Stock and the Junior Stock in connection with such Liquidation Event.

3.4                               Optional Redemption.

(a)                                       The corporation may redeem all or any portion of the shares of Series A Preferred Stock outstanding at any time, upon a vote of the majority of the Board of Directors of the corporation; provided, however, that the corporation may not redeem any shares of Series A Preferred Stock owned by any holder of Series A Preferred Stock where such holder reasonably determines that such redemption may be taxable as a distribution pursuant to Section 301(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 302 of the Code, and where such holder requests, promptly after receipt of the notice of redemption referred to in Section 3.4(c) of this ARTICLE IV below, that its shares not be redeemed; and provided further that if fewer than all of such outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 3.4(a) of this ARTICLE IV, such shares shall be redeemed pro rata among the holders of Series A Preferred Stock (other than those holders whose shares are not being redeemed at the request of such holder pursuant to the preceding clause), based on the number of shares of Series A Preferred Stock held by such holders.

(b)                                       Subject to the prior and superior rights of the Series A Preferred Stock, the corporation may redeem all or any portion of the shares of Series B Preferred Stock outstanding at any time, upon a vote of the majority of the Board of Directors of the corporation; provided, however, that the corporation may not redeem any shares of Series B Preferred Stock outstanding until it has redeemed all outstanding shares of Series A Preferred Stock (other than those shares that are not being redeemed at the request of the holder(s) thereof pursuant to the first proviso in Section 3.4(a) of this ARTICLE IV); provided, further, however, that the corporation may not redeem any shares of Series B Preferred Stock owned by any holder of Series B Preferred Stock where such holder reasonably determines that such redemption may be taxable as a distribution pursuant to Section 301(a) of the Code by reason of Section 302 of the Code, and where such holder requests, promptly after receipt of the notice of redemption referred to in Section 3.4(c) of this ARTICLE IV below, that its shares not be redeemed; and provided further that if fewer than all of such outstanding shares of Series B Preferred Stock are to be redeemed pursuant to this Section 3.4(b) of this ARTICLE IV, such shares shall be redeemed pro rata among the holders of Series B Preferred Stock (other than those holders whose shares are not being redeemed at the request of such holder pursuant to the preceding clause), based on the number of shares of Series B Preferred Stock held by such holders.

(c)                                        Except as otherwise provided herein, the corporation shall mail written notice of each redemption of any Senior Preferred Stock to each holder of record thereof at least ten (10) Business Days prior to the record date for determining the holders of the Senior Preferred Stock and not more than sixty (60) nor less than thirty (30) days prior to the earlier of

(i) the record date for determining the holders of the Senior Preferred Stock and (ii) the date on which such redemption is to be made.  In case fewer than the total number of shares of Senior Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Senior Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of the certificate representing the redeemed shares of Senior Preferred Stock.  The corporation shall redeem each share of Series A Preferred Stock to be redeemed in cash at a price per share equal to the sum of the Series A Liquidation Value per share.  The corporation shall redeem each share of Series B Preferred Stock to be redeemed in cash at a price per share equal to the sum of the Series B Liquidation Value per share.  To the extent that less than all of the shares of Senior Preferred Stock held by any holder are to be redeemed, then for purposes of the immediately preceding sentence, the shares of Senior Preferred Stock held by such holder shall be redeemed in the order of issuance (with the shares outstanding the longest redeemed first).

3.5                               Voting Rights.  The holders of Senior Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the corporation, except as otherwise required under the General Corporation Law and as follows:  (i) in connection with any proposal that the corporation authorize additional shares of Senior Preferred Stock or additional classes or series of preferred stock (whether by merger, consolidation or otherwise); (ii) any changes (whether by merger, consolidation or otherwise) to the rights of the Senior Preferred Stock relating to voting, redemption, dividends, dissolution or the distribution of corporation assets and any amendment to this Section 3 of this ARTICLE IV; (iii) in connection with such other subjects or matters that adversely affect the holders of Senior Preferred Stock; (iv) any increase or decrease in the aggregate number of authorized shares of Common Stock; and (v) as otherwise specifically set forth in this Second Amended and Restated Certificate of Incorporation.  In the case of clauses (i), (ii), (iii) and (iv) above, the affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a class, shall be required.

3.6                               Reacquired Shares of Senior Preferred Stock.  Shares of Senior Preferred Stock that have been redeemed or otherwise acquired by the corporation shall be retired and cancelled, and will not under any circumstances be reissued, sold or transferred and the corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Senior Preferred Stock accordingly.

3.7                               Business Day.  If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

3.8                               Definitions.  As used in this Section 3 of this ARTICLE IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Business Day” means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

“Capital Stock” means any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, the corporation’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Liquidation Event” means (i) any voluntary or involuntary liquidation, winding up or dissolution of the corporation, (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Sterling Investment Partners, L.P. or Sterling Investment Partners II, L.P., acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority or more of the then issued and outstanding shares of Common Stock, (iii) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation, whether in one transaction or a series of related transactions, or (iv) a firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in which the aggregate gross proceeds (before underwriting discounts and commissions) are at least $75,000,000, with at least $25,000,000 to the corporation, and immediately following consummation of such offering the aggregate market capitalization of the outstanding Common Stock is not less than $200,000,000, unless the holders of a majority of the then-outstanding shares of Senior Preferred Stock, voting separately as a single class, elect not to treat any of the foregoing transactions as a Liquidation Event by giving written notice thereof to the corporation.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Series A Liquidation Value” means, with respect to each share of Series A Preferred Stock, the sum of (i) $1,300.00, adjusted for stock splits, stock dividends and similar events with respect to the Series A Preferred Stock, plus (ii) an amount equal to all accrued but unpaid dividends on such share of Series A Preferred Stock, whether or not declared.

“Series B Liquidation Value” means, with respect to each share of Series B Preferred Stock, the sum of (i) $1,000.00, adjusted for stock splits, stock dividends and similar events with respect to the Series B Preferred Stock, plus (ii) an amount equal to all accrued but unpaid dividends on such share of Series B Preferred Stock, whether or not declared.

4.                                      Designation of Additional Shares.

4.1                               The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”) to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or  other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.  The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

4.2                               Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

5.                                      Rights of Class A Common Stock and Class B Common Stock.

5.1                               Equal Status.  Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

5.2                               Voting Rights.  Except as otherwise expressly provided by this Second Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law.  Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

5.3                               Dividend and Distribution Rights.  Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable.  Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5.4                               Subdivisions, Combinations or Reclassifications.  Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5.5                               Liquidation, Dissolution or Winding Up.  Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5.6                               Merger or Consolidation.  In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class;

provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5.7                               Change of Control Class B Vote.  Prior to the Voting Threshold Date (as defined in Section 6 of this ARTICLE IV), the corporation shall not consummate a Change in Control Transaction (as defined in Section 6 of this ARTICLE IV) without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Second Amended and Restated Certificate of Incorporation or the Bylaws.

5.8                               Conversion of Class B Common Stock.

(a)                                       Voluntary Conversion.  Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the corporation.  Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated.  The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 5.8(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.  Each share of Class B Common Stock that is converted pursuant to this Section 5.8(a) shall be retired by the corporation and shall not be available for reissuance.

(b)                                       Automatic Conversion.  (i) Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 6 of this ARTICLE IV), other than a Permitted Transfer (as defined in Section 6 of this ARTICLE IV), of such share of Class B Common Stock and (ii) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of Class A Common Stock (x) at such date and time, or the occurrence of an event, specified by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares Class B Common Stock, voting as a separate class or (y) on the date when funds managed by affiliates of Sterling Investment Partners Advisers LLC or their Permitted Transferees no longer beneficially own any shares of Class B Common Stock (the occurrence of an event described in clause (i) or (ii) of this Section 5.8(b), a “Conversion Event”).  Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof.  The corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form.  Each share of Class B Common Stock that is converted pursuant to this Section 5.8(b) of ARTICLE IV shall thereupon be retired by the corporation and shall not be available for reissuance.

(c)                                        Conversion Upon Death or Incapacity.  Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Incapacity of such Class B Stockholder.  For purposes of this Section 5.8(c), “Incapacity” means permanent and total incapacity such that a Class B Stockholder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner.  In the event of a dispute regarding whether a Class B Stockholder has suffered an Incapacity, no Incapacity of such Class B Stockholder shall be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.

(d)                                       The corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Second Amended and  Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith.  If the corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B

Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the corporation, the corporation may request that the holder of such shares furnish affidavits or other evidence to the corporation as the corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the corporation.  In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation), the stock ledger of the corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

5.9                               Reservation of Stock.  The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the  purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

5.10                        Protective Provision.  The corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections 5 or 6 of this ARTICLE IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Second Amended and Restated Certificate of Incorporation or the Bylaws.

6.                                      Definitions.  For purposes of this Second Amended and Restated Certificate of Incorporation:

6.1                               “Change in Control Transaction” means the occurrence of any of the following events:

(a)                                       the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the corporation and its subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the corporation of all or substantially all of the corporation’s assets; or

(b)                                       the merger or consolidation of the corporation with or into any other entity, other than a merger or consolidation that would result in the Class B Common Stock of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.

6.2                               “Class B Stockholder” means the registered holder of a share of Class B Common Stock.

6.3                               “Effective Date” means the day following the date on which no Senior Preferred Stock is outstanding.

6.4                               “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock: (a) to any member of (i) Sterling Investment Partners Advisers LLC or (ii) the general partner of Sterling Investment Partners L.P., Sterling Investment Partners Side-By-Side L.P., Sterling Investment Partners II L.P. and Sterling Investment Partners Side-by-Side II, L.P., (b) by a Class B Stockholder, or a Class B Stockholder’s Permitted Transferee, to a Class B Stockholder, or such Class B Stockholder’s Permitted Transferee, or (c) for tax or estate planning purposes, to any of the persons or entities listed in clauses (i) through (vi) below or from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder, subject to the provisions of Section 5.8(c) of this ARTICLE IV;

(i)                                     a trust for the benefit of such Class B Stockholder or persons other than such Class B Stockholder so long as such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Class B Stockholder; and provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(ii)                                  a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(iii)                               an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust; and provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(iv)                              a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event such Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(v)                                 a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(vi)                              a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event such Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock

6.5                               “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

6.6                               “Transfer” of a share of Class B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise.  A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by an entity that is a Permitted Transferee, if there occurs (i) any act or circumstance that causes such entity to no longer be a Permitted Transferee or (ii) a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect parent of such entity, other than a Transfer to parties that are, as of the Effective Date, holders of voting securities of any such entity or parent of such entity.  Notwithstanding the foregoing, the following shall not be considered a “Transfer” within the meaning of this ARTICLE IV:

(a)                                       the granting of a revocable proxy to officers or directors of the corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors (if action by written consent of stockholders is permitted at such time under this Second Amended and Restated Certificate of Incorporation);

(b)                                       entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c)                                        the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time; or

(d)                                       any change in the trustees or the person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock of a Permitted Transferee; provided that following such change such Permitted Transferee continues to be a Permitted Transferee pursuant to Section 6.5 above.

6.7                               “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

6.8                               “Voting Threshold Date” shall mean 5:00 p.m. (Eastern Time) on the first day falling on or after the date on which no shares of Class B Common Stock are then outstanding.

7.                                      No Further Issuances.  Except for the issuance of Class B Common Stock issuable upon (i) a dividend payable in accordance with Section 5.3 of this ARTICLE IV, (ii) a subdivision in accordance with Section 5.4 of this ARTICLE IV or (iii) upon the exercise of outstanding warrants to purchase shares of Class B Common Stock, the corporation shall not at any time after the Effective Date issue any additional shares of Class B Common Stock.

ARTICLE V  AMENDMENT OF BYLAWS

The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.  Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the Whole Board.  For purposes of this Second and Amended Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation.  Prior to the Voting Threshold Date, in addition to any vote of the holders of any class or series of stock of the corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock), such adoption, amendment or repeal of the Bylaws of the corporation by the stockholders shall require the affirmative vote of a majority in voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.  From and after the Voting Threshold Date, in addition to any vote of the holders of any class or series of stock of the corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock), such adoption, amendment or repeal of the Bylaws of the corporation by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI  MATTERS RELATING TO THE BOARD OF DIRECTORS

1.                                      Director Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by statute or by this Second Amended and Restated Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

2.                                      Number of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3.                                      Classified Board.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, from and after the Effective

Time, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”).  The Board of Directors may assign members of the Board of Directors in office immediately prior to the Classified Board becoming effective to the several classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by a majority of the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably possible.  The initial term of office of the Class I directors shall expire at the corporation’s first annual meeting of stockholders following the date on which the Classified Board becomes effective, the initial term of office of the Class II directors shall expire at the corporation’s second annual meeting of stockholders following the date on which the Classified Board becomes effective, and the initial term of office of the Class III directors shall expire at the corporation’s third annual meeting of stockholders following the date on which the Classified Board becomes effective.  At each annual meeting of stockholders following the date on which the Classified Board becomes effective, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

4.                                      Term and Removal.  Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.  Any director may resign at any time upon notice to the corporation given in writing or by any electronic transmission permitted in the corporation’s Bylaws or in accordance with applicable law.  Subject to the rights of the holders of any series of Preferred Stock with respect to directors elected thereby, from and after the effectiveness of the Classified Board, no director may be removed except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the corporation then entitled to vote at an election of directors voting together as a single class.  No decrease in the number of directors constituting the Whole Board shall shorten the term of any incumbent director.

5.                                      Board Vacancies.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, from and after the effectiveness of the Classified Board, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall (unless (a) the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders or (b) otherwise required by applicable law) be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.  Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been elected expires or until such director’s successor shall have been duly elected and qualified.

6.                                      Vote by Ballot.  Election of directors need not be by written ballot.

ARTICLE VII  DIRECTOR LIABILITY; INDEMNIFICATION

1.                                      Limitation of Liability.  To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.                                      Indemnification.  The corporation shall indemnify its directors and executive officers to the fullest extent permitted by the General Corporation Law, as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader protection rights than permitted prior thereto), and such right to indemnification shall continue as to a person who has ceased to be a director or executive officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights and indemnification, the corporation shall not be obligated to indemnify any director or executive officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented by the Board of Directors.  The right to indemnification conferred by this Article VII shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.  The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other officers, employees and agents of the corporation similar to those conferred in this Article VII to the Board of Directors.  The rights to indemnification and to the advancement of expenses in this Article VII shall not be exclusive of any other right which nay person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, as amended from time to time, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

3.                                      Change in Rights.  Neither any amendment nor repeal of this ARTICLE VII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE VII, shall eliminate or reduce the effect of this ARTICLE VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII  MATTERS RELATING TO STOCKHOLDERS

1.                                      No Action by Written Consent of Stockholders.  Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, from and after the Voting Threshold Date, (a) no action shall be taken by the stockholders of the corporation except at a duly called annual or special meeting of stockholders and (b) no action shall be taken by the stockholders of the corporation by written consent.

2.                                      Special Meeting of Stockholders.  Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, special meetings of the stockholders of the corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or the Chairperson of the Board, and may not be called by any other person or persons.  Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

3.                                      Advance Notice of Stockholder Nominations.  Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

ARTICLE IX  CORPORATE OPPORTUNITY

1.                                      Fund Persons.  In recognition and anticipation that: (i) Sterling Investment Partners L.P., a Delaware limited partnership (“SIP I”), Sterling Investment Partners Side-By-Side, L.P., a Delaware limited partnership (‘‘SBS I’’), Sterling Investment Partners II, L.P., a Delaware limited partnership (‘‘SIP II’’), Sterling Investment Partners Side-By-Side II, L.P., a Delaware limited partnership (‘‘SBS II’’) and Sterling Investment Partners III, L.P. (“SIP III” and together with SIP I, SBS I, SIP II and SBS II, the ‘‘Sterling Funds”), are investment funds, the purpose of which is to make investments in multiple business enterprises, (ii) the respective partners, principals, directors, officers, members, managers and/or employees of each of the Sterling Funds or of their general partners or affiliates thereof (such persons, “Fund Persons”) may serve as directors and/or officers of the corporation, and (iii) the Sterling Funds or the Fund Persons may from time to time become aware of and may invest in or have interests in other concerns that engage in similar activities or related lines of business as those in which the corporation may engage and/or other business activities that overlap with or may compete with those in which the corporation may engage, the provisions of this ARTICLE IX are set forth.

2.                                      Competition and Corporate Opportunities.  To the fullest extent permitted by Section 122 of the General Corporation Law, the corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to any director or officer of the corporation who is a Fund Person.  Without limiting the generality of the foregoing, the corporation specifically renounces any rights the corporation might have in any business venture or business opportunity of any such Fund Person or any of his or her affiliates, and no such Fund Person or any of his or her affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to the corporation or otherwise account to the corporation in respect of any such business ventures or opportunities.  Furthermore, it shall not be deemed a breach of any fiduciary or other duties, if any, whether express or implied, for any such Fund Person to permit himself or herself or one of his or her affiliates to engage in a business opportunity in preference to or to the exclusion of the corporation.  None of the Sterling Funds nor any Fund Person shall have any duty to refrain from engaging directly or indirectly in business activities or lines of business competitive with the corporation’s.  In the event that any Fund Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any Sterling Fund, any affiliate of a Sterling Fund or any such Fund Person and the corporation or any of its subsidiaries, neither the corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and neither such Fund Person nor any Sterling Fund or affiliate of a Sterling Fund with whom such Fund Person is associated shall have any duty to communicate or offer such corporate opportunity to the corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person.

3.                                      Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this ARTICLE IX, a corporate opportunity shall not be deemed to belong to the corporation if it is a business opportunity that the corporation is not financially able or legally able to undertake or is contractually prohibited from undertaking, or that is, from its nature, not in the line of the corporation’s business or is of no practical advantage to it or that is one in which the corporation has no interest or reasonable expectancy.

4.                                      Deemed Notice.  Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE IX.

ARTICLE X  CHOICE OF FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the corporation’s Second Amended and Restated Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the corporation’s Second Amended and Restated Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.

ARTICLE XI  AMENDMENTS

The corporation reserves the right to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation, from and after the Voting Threshold Date, any amendment to or repeal of this ARTICLE XI or ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII,  ARTICLE IX or ARTICLE X of this Second Amended and Restated Certificate of Incorporation (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

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